From:

Ameritrans Capital Corporation
For More Information Contact:
Gary Granoff
1-(800)-214-1047

For Immediate Release
Ameritrans Capital Corporation Declares Quarterly Dividend
On 93/8 % Preferred Stock

New York, NY, December 20, 2004 The board of directors of Ameritrans
Capital Corporation (NASDAQ: AMTC, AMTCP) has declared a dividend of $0.28125 per share on its 93/8% cumulative participating redeemable Preferred Stock for the period October 1, 2004 through December 31, 2004. The dividend is payable on January 15, 2005 to shareholders of record as of December 31, 2004.

The dividend is being declared from estimated earnings for the period ending December 31, 2004.


Ameritrans Capital Corporation is a specialty finance company engaged in making loans to, and investments in, small businesses. Ameritrans' wholly-owned subsidiary, Elk Associates Funding Corporation, has been licensed by the United Stated Small Business Administration (the "SBA") as a
Small Business Investment Company since 1980.

The Company maintains its offices at
 747 Third Avenue, 4th Floor, New York, NY, 10017.
# # #
This announcement contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those presently anticipated or projected. Ameritrans Capital Corporation cautions investors not to place undue reliance on forward-looking statements, which speak only as to management's expectations on this date.